UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 22, 2010
(Date of earliest event reported)
Energy, Inc.
(Exact name of registrant as specified in its charter)

Montana	0-14183	27-0573782
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On February 22, 2010, representatives of Energy, Inc., including Richard M. Osborne, its Chairman of the Board and Chief Executive Officer, and Thomas J. Smith, its Chief Financial Officer and a director, met with Michael I. German, President and Chief Executive Officer of Corning Natural Gas Corporation (“Corning”) to discuss potential strategic transactions, including but not limited to the possible acquisition of Corning by Energy, Inc. This meeting was a continuation of discussions that had taken place in late 2008 and early 2009 between the companies. Mr. Osborne is Energy, Inc.’s largest shareholder and also beneficially owns 133,382 shares of Corning common stock, or 13.2%, including 13,300 shares and warrants to purchase 700 Corning shares held by Energy, Inc. Prior to his resignation from the Board of Corning in March of 2009, Mr. Osborne was also Chairman of the Board of Corning. Mr. Smith currently serves as a director of Corning. There can be no assurance that a potential transaction will occur or if a transaction does occur, that it will be on terms favorable to Energy, Inc. and its shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy, Inc.
	By:	/s/ Kevin J. Degenstein
		Name:	Kevin J. Degenstein
Dated: February 24, 2010		Title:	President and Chief Operating Officer